UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2017

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On April 3, 2017 ,  Plug Power Inc. (the “Company” or “we”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with FBR Capital Markets & Co., as sales agent (“FBR”), pursuant to which we may offer and sell, from time to time through FBR, shares of our common stock par value $0.01 per share (the “Common Stock”) having an aggregate offering price of up to $75.0 million (the “Shares”).

Under the Sales Agreement, FBR may sell Shares in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. We may instruct FBR not to sell Shares if the sales cannot be effected at or above the price designated by us from time to time.

We are not obligated to make any sales of the Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by FBR or the Company, as permitted therein.

We will pay FBR a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and have agreed to provide FBR with customary indemnification and contribution rights. We will also reimburse FBR for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of our counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.  Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Goodwin Procter LLP
10.1	At Market Issuance Sales Agreement, dated April 3, 2017, by and between Plug Power Inc. and FBR Capital Markets & Co.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 3, 2017	By:	/s/ Andrew Marsh
Andrew Marsh,
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Goodwin Procter LLP
10.1	At Market Issuance Sales Agreement, dated April 3, 2017, by and between Plug Power Inc. and FBR Capital Markets & Co.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)